UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

November 15, 2019

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

☒   Filed by the registrant

      Filed by a party other than the registrant

Check the appropriate box:

   Preliminary Information Statement

    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒  Definitive Information Statement

Baynon International Corp.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

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☐  Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

Baynon International Corp.

266 Cedar Street

Cedar Grove, NJ 07009

Dear Stockholders:

On October 31, 2019, the board of directors of Baynon International Corp. adopted a resolution approving an amendment to our Articles of Incorporation to:

•effectuate an increase of the authorized common shares from 50,000,000 par value $0.001 to 200,000,000 par value $0.001.

The Company obtained the written consent of stockholders representing 81.97% of its outstanding common stock as of October 31, 2019 approving an amendment to the Company’s Articles of Incorporation to affect the above-mentioned corporate action.  The amendment has not yet been filed with the State of Nevada.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions taken place.  This Information Statement is being mailed on or about November 21, 2019 to all of our stockholders of record as of the close of business on November 6, 2019.

By Order of the Board of Directors.

/s/Pasquale Catizone

Name:  Pasquale Catizone

Title:   Chief Executive Officer

INFORMATION STATEMENT

November 15, 2019

Baynon International Corp.

266 Cedar Street

Cedar Grove, NJ 07009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Baynon International Corp., a Nevada corporation, to the holders of record at the close of business on November 6, 2019 of its outstanding common stock, par value $0.001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and pursuant to the Nevada Revised Statutes (“NRS”).

The cost of furnishing this Information Statement will be borne by us. We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on October 31, 2019 by our Board of Directors and by our stockholders holding 81.97% of the Company’s common stock issued and outstanding on October 31, 2019.  Our Board of Directors and the Majority Stockholders approved an amendment of the Company’s Articles of Incorporation to:

•effectuate an increase of the authorized common shares from 50,000,000 par value $0.001 to 200,000,000 par value $0.001.

Accordingly, all necessary corporate approvals in connection with the amendment to our Articles of Incorporation to affect the above corporate actions have been obtained.   This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about November 21, 2019.

NO DISSENTERS’ RIGHTS

Pursuant to the NRS, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF BAYNON INTERNATIONAL CORP. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on October 31, 2019, Baynon International Corp., a Nevada corporation, obtained the unanimous written consent of its board of directors and the written consent of stockholders holding 35,630,356 common shares of the Company or 81.97% of the voting power of the issued and outstanding shares of the Company’s common stock approving:

•effectuate an increase of the authorized common shares from 50,000,000 par value $0.001 to 200,000,000 par value $0.001.

OUTSTANDING SHARES AND VOTING RIGHTS

As of November 6, 2019 (the “Record Date”), the Company’s authorized capitalization consisted of 50,000,000 common shares, of which 43,465,233 common shares were issued and outstanding.

Each common share of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the Majority Stockholders have consented to the foregoing actions by resolution dated October 31, 2019, in lieu of a special meeting in accordance with the NRS and because the Majority Stockholders have sufficient voting power to approve such actions through his ownership of common stock, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO

ARTICLES OF INCORPORATION

The Board of Directors and Majority Stockholders have approved an amendment to our Articles of Incorporation to affect an increase in the authorized common stock.

The Authorized Common Stock Increase

The purpose of the increase in common stock is to increase the number of common shares available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which our Board of Directors may determine is in the best interest of the Company and our stockholders.

The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders but may have a dilutive effect our existing stockholders if additional common shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  It is possible that management could use the additional common shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.  For example, shares of the authorized by unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of common shares then outstanding.  Similarly, the issuance of additional common shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove the Company’s current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Each of these, together with other anti-takeover provisions provided by Nevada law, could potentially limit the opportunity for the Company’s stockholders to dispose of their common shares at a premium.  We do not have any anti-takeover provisions present in our governing documents.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company.  In addition, there are no plans or proposals to adopt any anti-takeover provisions or to enter into any other arrangements that may have material anti-takeover consequences.

The increase in our common shares is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

EFFECTIVE DATE OF THE AMENDMENT

The amendment has not yet been filed with the State of Nevada.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the Company’s beneficial owners of common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

As of the date of this filing, the following table sets forth certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) by each of our current directors and executive officers as identified herein, and (iii) all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the common shares, except as otherwise indicated. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common shares, non-qualified stock options, common stock purchase warrants, and convertible securities that are currently exercisable or convertible into the Company’s common shares within sixty (60) days of the date of this document, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percentage of Class
Pasquale Catizone (2)(3)	19,867,315	45.71%
266 Cedar Street
Cedar Grove, NJ 07009

Daniel Generelli	50,000	0.12%
c/o Baynon International Corp.
266 Gedar Street
Cedar Grove, NJ 07009

All Executive Officers and
Directors as a Group	19,917,315	45.82%
(consisting of two persons)

Other 5% shareholders
Carmine Catizone (1)(2)(4)	15,763,041	36.27%
10 1.2 Walker Avenue
Morristown, NJ 07960

(1) Includes: (a) an aggregate of 500,000 shares held in a custodial account for the benefit of Carrie Catizone, Mr. Carmine Catizone's adult daughter who does not reside with him; and (b) 500,000 shares held in a custodial account for the benefit of Sherri Catizone, Mr. Carmine Catizone's adult daughter who does not reside with him.  Mr. Carmine Catizone served as an executive officer and director of Baynon from May 1998 through October 1, 2001.

(2) Pasquale and Carmine Catizone are brothers.

(3) There are 7,314,170 shares that can be issued upon conversion of a note payable.  Upon the full conversion of the note, Pasquale Catizone would own 27,181,485 common shares of the now 50,779,403 common shares outstanding, or 53.53%.

(4) There are 854,049 shares that can be issued upon conversion of a note payable.  Upon the full conversion of the note, Carmine Catizone would own 16,617,090 common shares of the now 44,319,282 common shares outstanding, or 37.49%.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of October 31, 2019, there were 43,465,233 common shares issued and outstanding.   Each common shareholder is entitled to one vote per common share.

Stockholders holding in the aggregate 35,630,356 common shares of the Company, or 81.97% of the voting power of our outstanding common shares, have approved the corporate actions discussed herein by written consent dated October 31, 2019.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of a majority of our outstanding common shares is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the Majority Stockholders as described herein. As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation relative to the increase in authorized common shares.

DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the corporate actions discussed herein.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the

Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Baynon International Corp. at 266 Cedar Street, Cedar Grove, NJ 07009.

INCORPORATION BY REFERENCE

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 has been incorporated by reference.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Baynon International Corp. at 266 Cedar Street, Cedar Grove, NJ 07009.

On behalf of the Board of Directors,

November 15, 2019

/s/Pasquale Catizone

Pasquale Catizone

Chief Executive Officer